                                                                     Exhibit 11


                          WYNN'S INTERNATIONAL, INC.
              COMPUTATION OF NET INCOME PER COMMON SHARE - BASIC
               (Dollars in Thousands, Except Per Share Amounts)


                                                        Three Months Ended
                                                             June 30
                                                     -------------------------
                                                        1998           1997
                                                     ----------     ----------
Income from continuing operations                    $    7,149     $    6,499
Income on disposal of discontinued operations               -              319
                                                     ----------     ----------
  Total net income                                   $    7,149     $    6,818
                                                     ==========     ==========

Weighted average number of shares issued             19,296,634     19,565,852
                                                     ==========     ==========

Income per common share:
  Continuing operations                                    $.37           $.33
  Discontinued operations                                   -              .02
                                                     ----------     ----------
    Total                                                  $.37           $.35
                                                     ==========     ==========



                                                          Six Months Ended
                                                             June 30
                                                     -------------------------
                                                        1998           1997
                                                     ----------     ----------
Income from continuing operations                    $   14,643     $   12,801
Income on disposal of discontinued operations               -              319
                                                     ----------     ----------
  Total net income                                   $   14,643     $   13,120
                                                     ==========     ==========

Weighted average number of shares issued             19,292,909     20,063,180
                                                     ==========     ==========

Income per common share:
  Continuing operations                                    $.76           $.64
  Discontinued operations                                   -              .01
                                                     ----------     ----------
    Total                                                  $.76           $.65
                                                     ==========     ==========


                                                                Exhibit 11


                          WYNN'S INTERNATIONAL, INC.
        COMPUTATION OF NET INCOME PER COMMON SHARE - ASSUMING DILUTION
               (Dollars in Thousands, Except Per Share Amounts)

CAPTION>

                                                         Three Months Ended
                                                              June 30
                                                     -------------------------
                                                        1998           1997
                                                     ----------     ----------
Income from continuing operations                    $    7,149     $    6,499
Income on disposal of discontinued operations               -              319
                                                     ----------     ----------
  Total net income                                   $    7,149     $    6,818
                                                     ==========     ==========

Weighted average number of shares issued             19,296,634     19,565,852
Net shares assumed issued using the treasury
  stock method for stock options outstanding
  during each period based on average market
  price                                                 562,838        628,261
Net shares assumed issued for performance shares
  pending issuance based on satisfaction of
  vesting requirements                                    6,666          8,411
                                                     ----------     ----------
Diluted shares                                       19,866,138     20,202,524
                                                     ==========     ==========

Income per common share:
  Continuing operations                                    $.36           $.32
  Discontinued operations                                   -              .02
                                                     ----------     ----------
    Total                                                  $.36           $.34
                                                     ==========     ==========


                                                          Six Months Ended
                                                              June 30
                                                     -------------------------
                                                        1998           1997
                                                     ----------     ----------
Income from continuing operations                    $   14,643     $   12,801
Income on disposal of discontinued operations               -              319
                                                     ----------     ----------
  Total net income                                   $   14,643     $   13,120
                                                     ==========     ==========

Weighted average number of shares issued             19,292,909     20,063,180
Net shares assumed issued using the treasury
  stock method for stock options outstanding
  during each period based on average market
  price                                                 610,770        657,609
Net shares assumed issued for performance shares
  pending issuance based on satisfaction of
  vesting requirements                                    7,199          6,937
                                                     ----------     ----------
Diluted shares                                       19,910,878     20,727,726
                                                     ==========     ==========

Income per common share:
  Continuing operations                                    $.74           $.62
  Discontinued operations                                   -              .01
                                                     ----------     ----------
    Total                                                  $.74           $.63
                                                     ==========     ==========

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